UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

SUPERIOR INDUSTRIES

INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6615	95-2594729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26600 Telegraph Road, Suite 400 Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 352-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on March 22, 2017 Superior Industries International Inc. (“Superior”) entered into various agreements to commence a tender offer (the “Tender Offer”) to acquire all of the outstanding shares of Uniwheels AG (“Uniwheels”). On May 22, 2017, the subscription period for the Tender Offer expired and 11,445,080 shares of Uniwheels common stock were validly tendered, representing approximately 92.3% of Uniwheels shares. The settlement of the Tender Offer occurred on May 30, 2017 and the tendered shares were acquired by Superior for an average price of Polish Zloty 233.67 per share, or $714.7 million.

Superior anticipates commencing a delisting offer under Polish law to delist Uniwheels’ common stock from the Warsaw stock exchange. Following or simultaneously with the approval of the delisting by the Polish regulator, Superior anticipates (i) consummating an upstream merger of Uniwheels into Superior’s acquisition subsidiary pursuant to which fair cash compensation will be paid to Uniwheels’ minority shareholders and (ii) entering into a Domination and Profit Loss Transfer Agreement. Superior anticipates that the process of acquiring the remaining 7.7% of Uniwheels’ outstanding shares will take approximately eight to ten months.

Item 8.01	Other Events

On May 30, 2017, Superior announced the settlement of the Tender Offer. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 2, 2017, Superior announced that it would commence a €240,000,000 offering of its senior unsecured notes due 2025. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference. Neither the press release nor this Current Report on Form 8-K is an offer to sell or a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of a Business Acquired

The unaudited condensed consolidated interim financial statements of Uniwheels AG as of March 31, 2017 and the three months then ended and the notes thereto are attached hereto as Exhibit 99.3 and incorporated herein by reference. The audited consolidated financial statements of Uniwheels AG as of December 31, 2016 and 2015 and for the fiscal years ended December 31, 2016, 2015 and 2014 and the notes thereto are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of Superior Industries International, Inc. for the year ended December 31, 2016 and for the three months ended March 31, 2017 and 2016 and as of March 31, 2017 and the notes thereto are attached hereto as Exhibit 99.5 and incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Exhibit Description

23.1	Consent of Ebner Stolz GmbH & Co. KG, independent auditors of Uniwheels AG

99.1	Press release dated May 30, 2017

99.2	Press release dated June 2, 2017

99.3	Unaudited condensed consolidated interim financial statements of Uniwheels AG as of March 31, 2017 and the three months then ended

99.4	Audited consolidated financial statements of Uniwheels AG as of December 31, 2016 and 2015 and for the fiscal years ended December 31, 2016, 2015 and 2014

99.5	Unaudited pro forma condensed combined financial information of Superior Industries International, Inc. for the year ended December 31, 2016 and for the three months ended March 31, 2017 and 2016 and as of March 31, 2017

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within in the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “may,” “should,” “could,” “will,” “expects,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior’s Securities and Exchange Commission filings and reports, including Superior’s Annual Report on Form 10-K for the year-ended December 25, 2016, Quarterly Reports on Form 10-Q and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward looking statements when evaluating the information presented in this Current Report on Form 8-K. Such forward-looking statements speak only as of the date on which they are made and Superior does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Date: June 2, 2017	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

23.1	Consent of Ebner Stolz GmbH & Co. KG, independent auditors of Uniwheels AG

99.1	Press release dated May 30, 2017

99.2	Press release dated June 2, 2017

99.3	Unaudited condensed consolidated interim financial statements of Uniwheels AG as of March 31, 2017 and the three months then ended

99.4	Audited consolidated financial statements of Uniwheels AG as of December 31, 2016 and 2015 and for the fiscal years ended December 31, 2016, 2015 and 2014

99.5	Unaudited pro forma condensed combined financial information of Superior Industries International, Inc. for the year ended December 31, 2016 and for the three months ended March 31, 2017 and 2016 and as of March 31, 2017